[PULASKI FINANCIAL CORP. LETTERHEAD]


FOR IMMEDIATE RELEASE

              PULASKI FINANCIAL TO HOST Q1 RESULTS CONFERENCE CALL
                      & WEBCAST ON JANUARY 26 AT 11 AM EST


ST. LOUIS, JANUARY 14, 2005 - Pulaski Financial Corp. (Nasdaq: PULB), parent of Pulaski Bank, will host its fiscal 2005 first-quarter results conference call on Wednesday, January 26, at 11 a.m. EST. Results are scheduled be released before the market opens that day.

         AUDIO
         Dial in number: (201) 689-8359
         Note: Participants should dial in few minutes prior to start time.

         WEBCAST
         Website link: http://www.viavid.net/detailpage.aspx?sid=000021AA
                       --------------------------------------------------
         Live then archived for 3 months

         REPLAY
         Dial in number: (201) 612-7415
         Account: 3055
         Conference ID: 134180
         Available until February 9, 2005


Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and
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comparative data.


For Additional Information Contact:

William A. Donius, President & CEO              Michael Arneth or Brien Gately
Pulaski Financial Corp.                         The Investor Relations Company
(314) 878-2210 Ext. 3610                        (847) 296-4200


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